Exhibit 32.6

In connection with the Annual Report on Form 10-K for the year ended November 30, 2011 as filed by Carnival plc with the Securities and Exchange Commission on the date hereof (the “Report”), I certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Carnival plc.

Date: January 30, 2012

By: /s/ David Bernstein
David Bernstein Senior Vice President and Chief Financial Officer